SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

AMENDMENT NO. 1 TO

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

    RIMAGE CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	41-1577970
(State of incorporation or organization)	(I.R.S. Employer/Identification No.)

7725 Washington, Avenue South Edina, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Preferred Stock Purchase Rights	None

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Securities to be Registered.

The Company’s Form 8-A registration statement is hereby amended to describe the following the transaction:

Effective September 11, 2013, Rimage Corporation (the “Company”) entered into an Amendment No. 1 to its Rights Agreement dated as of September 17, 2003 (the “Rights Agreement”) with Wells Fargo Bank Minnesota, N.A., as Rights Agent to extend the term of the Rights Agreement to the earlier of September 13, 2016 or such earlier date that the Board orders redemption of the rights. The exercise price of the rights is changed to $35 from $100. The definition of “Acquiring Person” under the Rights Plan is amended to increase the beneficial ownership trigger from 15% to 20%, and the definition of “beneficial ownership” is also amended to cover certain derivative transactions that might not necessarily be covered by the definition in Rule 13d-3 of the Securities Exchange Act of 1934. The material terms of Amendment No. 1 to the Rights Agreement are described in the Company’s Form 8-K dated September 11, 2013.

Item 2.	Exhibits.

Exhibit 2	Amendment No. 1 dated September 11, 2013 to Rights Agreement between the Company and Wells Fargo Bank Minnesota, N.A. (incorporated by reference to the Company’s Form 8-K dated September 11, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No.1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION
Dated: September 12, 2013
	By:	/s/ Sherman L. Black
Sherman L. Black, Chief Executive Officer

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